Exhibit 99.1

Starco Brands executes non-binding LOI to Acquire Contract Manufacturer, The Starco Group, to Create a Vertically Integrated Consumer Products Platform

LOS ANGELES, CA, July 29, 2025.

Starco Brands, Inc. (OTCQB: STCB), inventor and acquirer of consumer products and brands, announced the execution of a non-binding exclusive Letter of Intent to acquire its contract manufacturers The Starco Group (TSG). TSG is a middle market private label and co-packing manufacturer operating three facilities across the US with a focus in personal care, household, food and beverage products. The proposed transaction aims to provide shareholders a business that will have greater scale on revenue and efficiencies on margin, through vertical integration for many of its brands.

Under the proposed transaction, Starco Brands, Inc. would be renamed “STARCO” and create two main operating subsidiaries, Starco Brands and Starco Manufacturing. Each will operate as separate business units under the public STARCO umbrella which will continue to be led by Ross Sklar, the Chairman & CEO.

“We are thrilled to reach this milestone which enables true vertical integration for many of our brands, unlocks significant synergies and is projected to expand the STARCO revenue base,” said Ross Sklar, the founder of TSG and current CEO of STCB. I founded The Starco Group as a diversified chemical manufacturer in 2015 as a result of multiple synergistic acquisitions with a technical focus in aerosol and liquid fill. We later incepted Starco Brands, with the vision to grow STCB’s portfolio of brands until scale was achieved, at which point we would look to merge in TSG’s manufacturing platform under a STARCO umbrella.”

TSG brings a portfolio of private label and co-packing revenue derived from third-party party brands and retailer-owned brands. TSG has deep R&D and manufacturing expertise in DIY/household, home care, automotive, personal care, beauty, OTC pharma, food, beverage and spirits. TSG’s manufacturing facilities include Four Star Chemical located in Los Angeles, CA, BOV Solutions in Statesville, NC, and Temperance Distilling, in Temperance, MI.

The acquisition of TSG and restructuring of STCB’s business operations under STARCO with Starco Manufacturing and Starco Brands subsidiaries will be a significant milestone for STCB as it continues to further its scale, R&D, product offerings and, vertical integration. It is also an extremely protective step in gaining ownership of a significant portion of its supply chain that assists in expanding its margin while layering in new recurring revenue streams from its private label business. STCB’s current branded portfolio companies Skylar Beauty, Whipshots, Winona and Art of Sport will all benefit from being vertically integrated through the envisioned new platform.

The transaction is expected to close in Q4 2025, subject to due diligence, documentation and any regulatory compliance requirements.

About Starco Brands

Starco Brands (OTCQB: STCB) invents and acquires consumer products and brands with behavior-changing technologies that spark excitement in the everyday. Today, its portfolio companies include Whipshots, an alcohol whipped cream brand in partnership with Cardi B; Art of Sport, a premium body care and nutrition brand cofounded by Kobe Bryant; Winona Pure a line of Popcorn Seasoning and Cooking Sauce Sprays; Soylent Nutrition a dairy free meal replacement, protein and nutrition brand, and Skylar Beauty, a clean prestige fragrance and personal care brand partnered with Leah Kateb. A modern-day public holding company and invention factory to its core. Starco Brands publicly trades on the OTC stock exchange. Visit www.starcobrands.com for more information.

About The Starco Group

The Starco Group (TSG) is a diverse manufacturing company that operates three facilities across the US in household, DIY/hardware, automotive, personal care, OTC pharma, beauty, food, beverage and spirits, with a focus in aerosol and liquid fill. TSG’s manufacturing facilities include Four Star Chemical located in Los Angeles, CA, BOV Solutions in Statesville, NC, and Temperance Distilling, in Temperance, MI.

Visit www.thestarcogroup.com for more information.

Forward-Looking Statements

Any statements in this press release about the STCB’s future expectations, plans and prospects, including statements about our proposed transaction, future operations, future financial position and results, market growth, new product launches and product growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The transaction may not actually close and STCB may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on the such forward-looking statements. All forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. STCB undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement. The forward-looking statements included in this press release represent STCB’s views as of the date hereof. STCB anticipates that subsequent events and developments may cause STCB’s views to change.